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                   [LETTERHEAD OF ARONSON FETRIDGE & WEIGLE]

                                                                    Exhibit 16.1

August 17, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5/th/ Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 5 of Form 10-QSB of Asconi Corporation (formally Grand Slam Treasures, Inc.) dated August 17, 2001.

Yours truly,

/s/ Aronson, Fetridge & Weigle

Aronson, Fetridge & Weigle
Rockville, Maryland



Certified Public Accountants
and Management Consultants                                                [LOGO]
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